AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1997
                                                     REGISTRATION NOS. 333-28187
                                                                    333-28187-01
                                                                    333-28187-02
 -------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 -------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 -------------
                             THE SOUTHERN COMPANY
                    SOUTHERN COMPANY CAPITAL FUNDING, INC.
                      SOUTHERN COMPANY CAPITAL TRUST III
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              58-0690070
               DELAWARE                              APPLIED FOR
               DELAWARE                              APPLIED FOR
                                           (I.R.S. EMPLOYER IDENTIFICATION
    (STATE OR OTHER JURISDICTION OF                    NUMBER)
    INCORPORATION OR ORGANIZATION)
                                 -------------
                          270 PEACHTREE STREET, N.W.
                            ATLANTA, GEORGIA 30303
                                (770) 393-0650
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           TOMMY CHISHOLM, SECRETARY
                             THE SOUTHERN COMPANY
                          270 PEACHTREE STREET, N.W.
                            ATLANTA, GEORGIA 30303
                                (770) 393-0650
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                   OF AGENT FOR SERVICE OF EACH REGISTRANT)
                                 -------------
                 PLEASE SEND COPIES OF ALL CORRESPONDENCE TO:
            W.L. WESTBROOK                        JOHN D. MCLANAHAN
       FINANCIAL VICE PRESIDENT                 TROUTMAN SANDERS LLP
         THE SOUTHERN COMPANY          600 PEACHTREE STREET, N.E., SUITE 5200
      270 PEACHTREE STREET, N.W.               ATLANTA, GEORGIA 30308
        ATLANTA, GEORGIA 30303                     (404) 885-3000
            (770) 393-0650
                                 -------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                 -------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                           PROPOSED        PROPOSED
                               AMOUNT      MAXIMUM          MAXIMUM
  TITLE OF EACH CLASS OF       TO BE    OFFERING PRICE     AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED  PER UNIT(1)   OFFERING PRICE(1) REGISTRATION FEE(5)
-----------------------------------------------------------------------------------------
 Preferred Securities,
  Liquidation Amount $25
  per Preferred Security,    8,000,000
  of Southern Company        Preferred
  Capital Trust III......    Securities      $25         $200,000,000        $60,607
-----------------------------------------------------------------------------------------
 Series C Junior
  Subordinated Deferrable
  Interest Notes of
  Southern Company
  Capital Funding,
  Inc.(2)................
-----------------------------------------------------------------------------------------
 The Southern Company
  Preferred Securities
  Guarantee(2)(3)........
-----------------------------------------------------------------------------------------
 The Southern Company
  Junior Subordinated
  Notes Guarantee(2)(3)..
-----------------------------------------------------------------------------------------
 Total(4)................                                $200,000,000        $60,607

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated for the sole purpose of computing the registration fee.
(2) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the Junior Subordinated Notes, the Preferred Securities Guarantee or the Junior Subordinated Notes Guarantee.
(3) Includes the rights of holders of Preferred Securities of Southern Company Capital Trust III under the Trust Agreement, the rights of holders of Junior Subordinated Notes under the Indenture, the rights of the holders of such Preferred Securities under the Preferred Securities Guarantee, the rights of holders of the Junior Subordinated Notes under the Notes Guarantee and certain backup undertakings as described herein.
(4) Such amount represents the liquidation amount of the Southern Company Capital Trust III Preferred Securities being registered hereunder and the principal amount of Junior Subordinated Notes that may be distributed to holders of such Preferred Securities upon any liquidation of Southern Company Capital Trust III.
(5) Previously paid.
                                 -------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                  SUBJECT TO COMPLETION, DATED JUNE 5, 1997


                         8,000,000 PREFERRED SECURITIES


                       SOUTHERN COMPANY CAPITAL TRUST III
           % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES (QUIPSSM)*
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY


                   [LOGO OF SOUTHERN COMPANY APPEARS HERE]

                                  ----------


  The     % Cumulative Quarterly Income Preferred Securities (the "Preferred
Securities") offered hereby evidence preferred undivided beneficial interests, representing 97% undivided beneficial interests in the assets of Southern Company Capital Trust III, a statutory business trust created under the laws of the State of Delaware (the "Trust"). Southern Company Capital Funding, Inc., a Delaware corporation ("Capital") and an indirect, wholly-owned subsidiary of
The Southern Company, a Delaware corporation ("Southern"), will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing the remaining 3% undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing
the proceeds thereof in an equivalent amount of Capital's Series C     % junior
subordinated deferrable interest notes due      , 2037 (the "Junior
Subordinated Notes"). Southern will irrevocably and unconditionally guarantee the due and punctual payment of the Junior Subordinated Notes (the "Notes Guarantee"). See "Description of the Notes Guarantee."
                                                        (Continued on next page)

  SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES.


  Application has been made to list the Preferred Securities on the New York Stock Exchange, Inc. (the "NYSE"). If approved, trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."

                                  ----------


 THESE  SECURITIES   HAVE  NOT  BEEN   APPROVED  OR
  DISAPPROVED  BY  THE   SECURITIES  AND  EXCHANGE
  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
    OR ANY  STATE  SECURITIES  COMMISSION  PASSED
    UPON  THE  ACCURACY   OR  ADEQUACY  OF  THIS
     PROSPECTUS.  ANY   REPRESENTATION  TO  THE
     CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------


                                 INITIAL PUBLIC    UNDERWRITING   PROCEEDS TO
                                OFFERING PRICE(1) DISCOUNT(2)(3) TRUST(2)(3)(4)
                                ----------------- -------------- --------------
Per Preferred Security........       $                $             $
Total.........................    $                 $             $

-----
(1) Plus accrued distributions, if any, from the Issue Date.
(2) Southern, Capital and the Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Because the proceeds of the sale of the Preferred Securities will be invested in Junior Subordinated Notes, Southern has agreed to pay to the Underwriters, as compensation (the "Underwriters' Compensation") for arranging
 the investment therein of such proceeds, $      per Preferred Security, except
 for Preferred Securities sold to certain institutions, for which the
 Underwriters' Compensation will be $    per Preferred Security. Therefore, to
 the extent that Preferred Securities are sold to such institutions, the actual amount of Underwriters' Compensation will be less than and the Proceeds to Trust will be greater than the aggregate amounts specified above. See "Underwriting."
(4) Expenses of the offering to be paid by Southern are estimated to be
 approximately $       .


                                  ----------


  The Preferred Securities are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made in book-entry only form through the facilities of The Depository Trust Company on or about June , 1997 (the "Issue Date") against payment therefor in immediately available funds.
-----
*QUIPS is a service mark of Goldman, Sachs & Co.

GOLDMAN, SACHS & CO.                                             LEHMAN BROTHERS
J.P. MORGAN & CO.
       MORGAN STANLEY DEAN WITTER
               PAINEWEBBER INCORPORATED
                       PRUDENTIAL SECURITIES INCORPORATED
                              THE ROBINSON-HUMPHREY
                                  COMPANY, INC.
                                                              SMITH BARNEY INC.


                                  ----------
                  The date of this Prospectus is June  , 1997.

(Continued from the previous page)

  The Junior Subordinated Notes will be unsecured obligations of Capital and will be subordinate and junior in right of payment to all Senior Indebtedness of Capital, as described herein. See "Description of the Junior Subordinated Notes--Subordination." The Notes Guarantee will be an unsecured obligation of Southern and will be subordinate and junior in right of payment to all Senior Indebtedness of Southern. See "Description of the Notes Guarantee." Holders of the Preferred Securities are entitled to receive cumulative cash distributions
at the rate of   % per annum (the "Securities Rate"), accruing from the date of original issuance and payable, unless deferred, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Distribution Date").

  The Securities Rate and the Distribution Dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Junior Subordinated Notes, which will constitute substantially all the assets of the Trust. As a result, if principal or interest is not paid on the Junior Subordinated Notes, no amounts will be paid on the Preferred Securities. CAPITAL HAS THE RIGHT TO DEFER PAYMENTS OF INTEREST ON THE JUNIOR SUBORDINATED NOTES BY EXTENDING THE INTEREST PAYMENT PERIOD ON THE JUNIOR SUBORDINATED NOTES, AT ANY TIME AND FROM TIME TO TIME, FOR UP TO 20 CONSECUTIVE QUARTERS (EACH, AN "EXTENSION PERIOD"). If interest payments are so deferred, distributions on the Preferred Securities also will be deferred and neither Southern nor Capital will be permitted, subject to certain exceptions described herein, to declare or pay any dividend or distribution on any of its capital stock or make any guarantee payments with respect to the foregoing, or make any payment on any debt securities issued by it which rank pari passu with or junior to the Junior Subordinated Notes or the Notes Guarantee. During any Extension Period, holders of Preferred Securities will be required to include income in the form of original issue discount ("OID") in their gross income for United States federal income tax purposes in advance of the receipt of the cash payments attributable to such deferred interest. See "Description of the Junior Subordinated Notes--Option to Extend Interest Payment Period," "Risk Factors--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Considerations--Original Issue Discount" and "-- Market Discount." Deferred installments of interest on the Junior Subordinated Notes will bear interest, compounded quarterly, at a rate per annum equal to the Securities Rate to the extent permitted by applicable law. The payment of such deferred interest, together with interest thereon, will be distributed to the holders of the Preferred Securities as received at the end of any Extension Period.

  The Trust Securities are subject to mandatory redemption upon repayment of the Junior Subordinated Notes at maturity or their earlier redemption. The Junior Subordinated Notes are redeemable at the option of Capital (in whole or
in part), from time to time, on or after      , 2002, or at any time in whole
upon the occurrence of a Tax Event or Investment Company Act Event (either, a "Special Event"). Capital will have the right at any time to terminate the Trust and cause the Junior Subordinated Notes to be distributed to the holders of the Preferred Securities in liquidation of the Trust. See "Description of the Preferred Securities--Special Event Redemption or Distribution." If the Junior Subordinated Notes are distributed to the holders of the Preferred Securities, Southern and Capital will use their best efforts to have the Junior Subordinated Notes listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Junior Subordinated Notes."

  The payment of distributions on the Preferred Securities is guaranteed by Southern under the Preferred Securities Guarantee Agreement, but only to the extent that the Trust has funds legally and immediately available therefor (the "Preferred Securities Guarantee"). If Capital fails to make required payments on the Junior Subordinated Notes, the Trust will not have sufficient funds to pay such distributions, and the Preferred Securities Guarantee does not cover the payment of distributions when the Trust does not have sufficient funds legally available therefor. In such event, the remedy of a holder of Preferred Securities is to enforce the Junior Subordinated Notes and the Notes Guarantee. See "Description of the Junior Subordinated Notes" and "Description of the Notes Guarantee." Southern's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all of its other liabilities and will rank pari passu (equal in priority) with the most senior preferred stock of Southern which may be issued. See "Description of the Preferred Securities Guarantee." Southern and Capital have, through the Preferred Securities Guarantee, the Notes Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes, the Trust Agreement and the Agreement as to Expenses and Liabilities, fully and unconditionally guaranteed, subject to certain subordination provisions, all the Trust's obligations with respect to the Preferred Securities.

  In the event of the redemption of the Junior Subordinated Notes or the voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive, for each Preferred Security, a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment (the "Redemption Price"), unless in connection with such dissolution, winding-up or termination, the Junior Subordinated Notes are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities-- Liquidation Distribution Upon Dissolution."

  The Preferred Securities initially will be represented by a global certificate or certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in such Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants (as defined herein) in DTC. Except as described herein, Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company."

                               ----------------


  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION

  Southern, Capital and the Trust have filed with the Securities and Exchange Commission (the "Commission") a combined registration statement on Form S-3 (the "Registration Statement," which term encompasses any amendments thereof and exhibits thereto) under the Securities Act of 1933, as amended (the "1933 Act"). As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made.

  Southern is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants including Southern that file electronically at http://www.sec.gov. In addition, reports and other material concerning Southern may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Exchange the common stock of Southern is listed.

  No separate financial statements of Capital or the Trust have been included herein. Southern, Capital and the Trust do not consider that such financial statements would be material to holders of the Preferred Securities because each of Capital and the Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than, in the case of Capital, obtaining financing for Southern and direct and indirect subsidiaries of Southern other than the operating affiliates (as defined herein) and, in the case of the Trust, holding as trust assets the Junior Subordinated Notes, issuing the Trust Securities and engaging in other activities as are necessary, advisable or incidental thereto. See "Southern Company Capital Funding, Inc.," "Southern Company Capital Trust III," "Description of the Preferred Securities," "Description of the Junior Subordinated Notes," "Description of the Notes Guarantee," and "Description of the Preferred Securities Guarantee." In addition, Southern does not expect that Capital or the Trust will file reports, proxy statements and other information under the 1934 Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed by Southern with the Commission pursuant to the 1934 Act and are incorporated herein by reference and made a part of this Prospectus:

    (a)Southern's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;
    (b)Southern's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and
    (c)Southern's Current Report on Form 8-K dated February 12, 1997.

  All documents filed by Southern with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  SOUTHERN WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). SUCH REQUESTS SHOULD BE DIRECTED TO TOMMY CHISHOLM, SECRETARY, THE SOUTHERN COMPANY, 270 PEACHTREE STREET, N.W., ATLANTA, GEORGIA 30303,
TELEPHONE: (770) 393-0650.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere in this Prospectus or incorporated herein by reference. Capitalized terms not otherwise defined shall have the meanings assigned in the Glossary.

                              THE SOUTHERN COMPANY

  Southern was incorporated under the laws of Delaware on November 9, 1945. Southern is domesticated under the laws of Georgia and is qualified to do business as a foreign corporation under the laws of Alabama. The principal executive offices of Southern are located at 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and the telephone number is (770) 393-0650.

  Southern owns all the outstanding common stock of Alabama Power Company ("ALABAMA"), Georgia Power Company ("GEORGIA"), Gulf Power Company ("GULF"), Mississippi Power Company ("MISSISSIPPI") and Savannah Electric and Power Company ("SAVANNAH") (ALABAMA, GEORGIA, GULF, MISSISSIPPI and SAVANNAH being collectively referred to herein as the "operating affiliates"), each of which is an operating public utility company, and of Southern Company Services, Inc. (the system service company). ALABAMA and GEORGIA each owns 50% of the outstanding common stock of Southern Electric Generating Company ("SEGCO"). The operating affiliates supply electric service in the states of Alabama, Georgia, Florida, Mississippi and Georgia, respectively, and SEGCO owns generating units at a large electric generating station which supplies power to ALABAMA and GEORGIA. Southern also owns all the outstanding common stock of Southern Energy, Inc. ("Southern Energy"), The Southern Development and Investment Group, Inc. ("Southern Development"), Southern Nuclear Operating Company, Inc. ("Southern Nuclear") and Southern Communications Services, Inc. ("Southern Communications"). Southern Energy designs, builds, owns and operates power production and delivery facilities and provides a broad range of technical services to industrial companies and utilities in the United States and a number of international markets. Southern Development explores, develops and markets energy management services and other business lines relating to Southern's core business of generating and distributing energy. Southern Nuclear provides services to the Southern electric system's nuclear plants. Southern Communications provides digital wireless communications services to the operating affiliates and regional non-affiliates.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                                      TWELVE
                                                                      MONTHS
                                                                       ENDED
                                   YEAR ENDED DECEMBER 31,           APRIL 30,
                             --------------------------------------   1997(1)
                              1992   1993   1994(1) 1995(1) 1996(1) (UNAUDITED)
                             ------ ------ ------   ------- ------- -----------
                               (MILLIONS, EXCEPT PER SHARE DATA AND RATIOS)
Operating Revenues.........  $8,073 $8,489 $8,297   $9,180  $10,358   $10,576
Income Before Interest
Charges....................  $1,793 $1,827 $1,756   $1,900  $ 1,944   $ 1,951
Consolidated Net Income....  $  953 $1,002 $  989   $1,103  $ 1,127   $ 1,064
Earnings per Share of
Common Stock...............  $ 1.51 $ 1.57 $ 1.52   $ 1.66  $  1.68   $  1.58
Dividends Paid per Share of
Common Stock...............  $ 1.10 $ 1.14 $ 1.18   $ 1.22  $  1.26   $  1.27
Ratio of Earnings to Fixed
Charges (2)................    3.23   3.41   3.63     3.75     3.68      3.42
Ratio of Earnings to Fixed
 Charges Plus
 Preferred Dividend
 Requirements
 (Pre-Income Tax Basis)
 (3).......................    2.66   2.84   3.01     3.13     3.12      2.95

                                                   CAPITALIZATION AS OF
                                                      MARCH 31, 1997
                                                  ------------------------
                                                  ACTUAL  AS ADJUSTED(4)
                                                  ------- ----------------
                                                     (MILLIONS, EXCEPT
                                                       PERCENTAGES)
Common Stock Equity.............................. $ 9,262 $  9,262   43.4%
Preferred Stock of Subsidiaries..................     833      833    3.9
Subsidiary Obligated Mandatorily Redeemable
Capital and Preferred Securities.................   1,354    1,554    7.3
Long-Term Debt...................................   9,700    9,700   45.4
                                                  ------- -------- ------
 Total, excluding amounts due within one year of
 $583 million.................................... $21,149 $ 21,349  100.0%
                                                  ======= ======== ======

--------
(1) "Income Before Interest Charges" and "Consolidated Net Income" for the years ended December 31, 1994, 1995 and 1996 and the twelve months ended April 30, 1997 reflect charges of approximately $61,000,000, $17,000,000, $53,000,000 and $39,000,000, respectively, after taxes relating to benefits provided pursuant to work force reduction programs.
(2) This ratio is computed as follows: (i) "Earnings" have been calculated by adding to "Income Before Interest Charges" all income taxes deducted therefrom and the debt portion of allowance for funds used during construction; and (ii) "Fixed Charges" consist of "Net Interest Charges" plus the debt portion of allowance for funds used during construction.
(3) In computing this ratio, "Preferred Dividend Requirements" represent the before-tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.
(4)Reflects the issuance of the Preferred Securities offered hereby.

                     SOUTHERN COMPANY CAPITAL FUNDING, INC.

  Capital was established to obtain financing for Southern and direct and indirect subsidiaries of Southern other than the operating affiliates. Capital does not and will not engage in business activities other than such financing.

  Capital was incorporated under the laws of Delaware on January 24, 1997 and is a wholly-owned subsidiary of SEI Holdings, Inc., which itself is a wholly-owned subsidiary of Southern. The principal executive offices of Capital are located at 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and the telephone number is (770) 393-0650.


              [CHART OF STRUCTURE OF THE OFFERING APPEARS HERE]

                                  THE OFFERING

The Trust...................  Southern Company Capital Trust III is a statutory business trust created under Delaware law solely for the purpose of holding Capital's Junior Sub-ordinated Notes and issuing Preferred Securities and Common Securities evidencing the entire bene-ficial interest therein (and engaging in activi-ties necessary, appropriate, convenient or inci-dental thereto).

The Trustees................  Bankers Trust Company will act as property trustee (the "Property Trustee") of the Trust. Two employees of a subsidiary of Southern also will act as trustees (the "Administrative Trust-ees") of the Trust. Bankers Trust (Delaware) will be an additional trustee (the "Delaware Trustee") of the Trust. Bankers Trust Company also will act as trustee (the "Indenture Trustee") under the Subordinated Note Indenture pursuant to which the Junior Subordinated Notes will be issued and will act as trustee under the Preferred Securities Guarantee (the "Guarantee Trustee").

                              The Property Trustee, Delaware Trustee and Admin-istrative Trustees are sometimes referred to as the "Securities Trustees."


Preferred Securities          The Trust will offer 8,000,000 Preferred Securi-
 Offered....................  ties evidencing preferred undivided beneficial interests in the assets of the Trust. Holders of the Preferred Securities are entitled to receive cumulative cash distributions at the Securities
                              Rate, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1997 (each, a "Dis-tribution Date"). The Securities Rate and the
                              Distribution Dates for the Preferred Securities will correspond to the interest rate and payment dates on the Junior Subordinated Notes, which will constitute substantially all the assets of the Trust. As a result, if principal or interest is not paid on the Junior Subordinated Notes, no amounts will be paid on the Preferred Securities.
                              See "Description of the Preferred Securities" herein.


Record Date.................  The record date for each Distribution Date will be the close of business on the 15th calendar day prior to such Distribution Date.

Junior Subordinated Notes...  The Trust will invest the proceeds from the issu-
                              ance of the Preferred Securities and Common Secu-rities in an equivalent amount of Capital's Se-
                              ries C   % junior subordinated deferrable inter-
                              est notes due    , 2037. The Junior Subordinated
                              Notes will be subordinate and junior in right of payment to all indebtedness for borrowed money and other obligations of Capital included in the definition of Senior Indebtedness. See "Descrip-tion of the Junior Subordinated Notes--Subordina-tion."

Preferred Securities
 Guarantee and Notes          The payment of distributions on the Preferred Se-
 Guarantee..................  curities is guaranteed by Southern under the Pre-
                              ferred Securities Guarantee, but only to the ex-tent the Trust has funds legally and immediately available to make such distributions. If Capital does not make principal or interest payments on the Junior Subordinated Notes, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the Pre-ferred Securities Guarantee will not apply to such distributions until the Trust has sufficient funds legally available therefor. In such event, the remedy of a holder of Preferred Securities is to enforce the Junior Subordinated Notes and the Notes Guarantee. The obligations of Southern un-der the Preferred Securities Guarantee will be subordinate and junior in right of payment to all other liabilities of Southern and will rank pari passu with the most senior preferred stock which may be issued by Southern. See "Risk Factors--
                              Ranking of and Rights Under the Preferred Securi-ties Guarantee."

                              Pursuant to the Subordinated Note Indenture,
                              Southern will irrevocably and unconditionally guarantee the due and punctual payment of princi-pal, premium, if any, and interest on the Junior Subordinated Notes when and as the same shall be-come due and payable, whether at maturity, upon redemption or otherwise. The Notes Guarantee will be junior in right of payment to all present and future Senior Indebtedness of Southern. See "De-scription of the Notes Guarantee."

                              Southern and Capital have, through the Preferred Securities Guarantee, the Notes Guarantee, the Subordinated Note Indenture, the Junior Subordi-nated Notes, the Trust Agreement and the Agree-ment as to Expenses and Liabilities, fully and unconditionally guaranteed, subject to certain subordination provisions, all the Trust's obliga-tions with respect to the Preferred Securities.

Interest Deferral...........  Capital has the right to defer payments of inter-
                              est on the Junior Subordinated Notes by extending the interest payment period on the Junior Subor-dinated Notes, at any time and from time to time, for up to 20 consecutive quarters (each, an "Ex-tension Period"). The only restrictions on Capi-tal's ability to defer payments of interest are that during the Extension Period neither Southern nor Capital may, subject to certain exceptions described herein, (i) pay dividends on or redeem any of its capital stock or (ii) pay principal or interest on any debt securities ranking pari passu with or subordinate to the Junior Subordi-nated Notes or the Notes Guarantee. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Notes. See "Description of the Preferred Securi-ties--Distributions" and "Description of the Ju-nior Subordinated Notes--Option to Extend Inter-est Payment Period."

                              If interest payments on the Junior Subordinated Notes are deferred, distributions on the Pre-ferred Securities will also be deferred. During an Extension Period, holders of Preferred Securi-ties will be required to include income in the form of OID in their gross income for federal in-come tax purposes in advance of the receipt of the cash payments attributable to such deferred interest. See "Description of the Junior Subordi-nated Notes--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consider-ations--Original Issue Discount" and "--Market Discount." Deferred interest will bear interest, compounded quarterly, at a rate per annum equal to the Securities Rate from the date of deferral to the date of payment.

Redemption; Distribution....  The Preferred Securities are subject to mandatory redemption upon repayment of the Junior Subordi-nated Notes at maturity or their earlier redemp-tion. The Junior Subordinated Notes are redeem-able by Capital (in whole or in part), from time
                              to time on or after     , 2002, or at any time in
                              whole upon the occurrence of a Special Event. If a partial redemption of the Junior Subordinated Notes would result in the delisting of the Pre-ferred Securities, Capital may only redeem the Junior Subordinated Notes in whole. Any partial redemption of the Junior Subordinated Notes will be effected by the redemption of an equivalent amount of Trust Securities, to be allocated ap-proximately 97% to the Preferred Securities and 3% to the Common Securities. See "Description of the Preferred Securities--Redemption" and "--Spe-cial Event Redemption or Distribution."

                              Capital will have the right at any time to termi-nate the Trust and cause the Junior Subordinated Notes to be distributed to the holders of the Preferred Securities in liquidation of the Trust. This right is optional and wholly within the dis-cretion of Capital. Circumstances under which Capital may determine to exercise such right could include the occurrence of an Investment Company Act Event or a Tax Event, adverse tax consequences to Southern, Capital or the Trust that are not within the definition of a Tax Event because they do not result from an amendment or change described in such definition, and changes in the accounting requirements applicable to the Preferred Securities as described under "Account-ing Treatment." See "Description of the Preferred Securities--Special Event Redemption or Distribu-tion."

Special Event...............  A Special Event means a Tax Event or an Invest-
                              ment Company Act Event. A "Tax Event" means that the Administrative Trustees, Southern and Capital shall have received an opinion from independent tax counsel experienced in such matters (which may be counsel to Southern or Capital) to the ef-fect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing au-thority thereof or therein or (b) any amendment to, or change in, an interpretation or applica-tion of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Notes, (ii) interest pay-able to the Trust on the Junior Subordinated Notes would not be deductible by a member of Southern's consolidated tax group for United States federal income tax purposes, or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmen-tal charges, which change or amendment becomes effective on or after the Issue Date. An "Invest-ment Company Act Event" means that the Adminis-trative Trustees, Southern and Capital shall have received an opinion of independent counsel (which may be counsel to Southern or Capital) to the ef-fect that, as a result of a change in law or reg-ulation or a written change in interpretation or application of law or regulation by any legisla-tive body, court, governmental agency or regula-tory authority after the Issue Date, there is more than an insubstantial risk that the Trust is or will be considered an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

Redemption Price............
                              In the event of the redemption of the Trust Secu-rities or other termination of the Trust without distribution of the Junior Subordinated Notes, each Preferred Security shall be entitled to re-ceive a liquidation amount of $25 plus accrued and unpaid distributions thereon (including in-terest thereon) to the date of payment.

                                 RISK FACTORS

  Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus and should consider particularly the following matters:

RANKING OF AND RIGHTS UNDER THE JUNIOR SUBORDINATED NOTES AND THE NOTES
GUARANTEE

  No amounts will be available to make payments on the Preferred Securities except from payments made on the Junior Subordinated Notes. The obligations of Capital under the Junior Subordinated Notes are subordinate and junior in right of payment to all Senior Indebtedness of Capital whenever incurred. Capital currently has no Senior Indebtedness outstanding. The obligations of Southern under the Notes Guarantee will be subordinate and junior to all present and future Senior Indebtedness of Southern. At March 31, 1997, Senior Indebtedness of Southern aggregated approximately $794,000,000. There are no terms in the Preferred Securities, the Junior Subordinated Notes, the Preferred Securities Guarantee or the Notes Guarantee that limit Southern's or Capital's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Notes or the Notes Guarantee. See "Description of the Preferred Securities Guarantee," "Description of the Junior Subordinated Notes-- Subordination" and "Description of the Notes Guarantee."

RANKING OF AND RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE

  Southern's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all liabilities of Southern and will be pari passu with the most senior preferred stock issued by Southern. If Capital were to default in its obligation to pay amounts payable on the Junior Subordinated Notes, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  Capital has the right under the Subordinated Note Indenture, and at any time, and from time to time, to defer payments of interest on the Junior Subordinated Notes for a period of up to 20 consecutive quarters (each, an "Extension Period"), but not beyond the stated maturity of the Junior Subordinated Notes. Prior to the termination of any Extension Period, Capital may further defer payments of interest, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, Capital may select a new Extension Period, subject to the above requirements. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Notes. Deferred installments of interest on the Junior Subordinated Notes will bear interest, compounded quarterly, at a rate per annum equal to the Securities Rate to the extent permitted by applicable law. The payment of such deferred interest, together with interest thereon, will be passed through to the holders of the Preferred Securities as received at the end of any Extension Period.

  The only restrictions on Capital's ability to defer payments of interest are that during any Extension Period neither Southern nor Capital may, subject to certain exceptions described herein, (i) pay dividends on or redeem any of its capital stock or (ii) pay principal or interest on any debt securities ranking pari passu with or subordinate to the Junior Subordinated Notes or the Notes Guarantee. See "Description of the Preferred Securities--Distributions" and "Description of the Junior Subordinated Notes-- Option to Extend Interest Payment Period."

  Should Capital exercise its rights to defer payments of interest, each holder of Preferred Securities will be required to include income in the form of OID in its gross income for United States federal income tax purposes in respect of the deferred interest allocable to its Preferred Securities. As a result, holders of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holders dispose of their Preferred Securities prior to the record date for the date on which distributions of such amounts are made. See "Certain Federal Income Tax Considerations -- Original Issue Discount" and "-- Sale of Preferred Securities." INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF AN INVESTMENT IN THE PREFERRED SECURITIES.

  Capital has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Notes. However, should Capital determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of Capital's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Junior Subordinated Notes) may be more volatile than other similar securities that do not have such rights.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  If a Special Event shall occur and be continuing, Capital will have the option to redeem the Junior Subordinated Notes in cash (with the result that the Preferred Securities shall be redeemed). In addition, Capital will have the right at any time to terminate the Trust and cause the Junior Subordinated Notes to be distributed to the holders of the Preferred Securities in liquidation of the Trust. See "Description of the Preferred Securities-- Special Event Redemption or Distribution."

  There can be no assurance as to the market price for the Junior Subordinated Notes that may be distributed in exchange for Preferred Securities if a termination or liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Notes that the investor may receive on termination and liquidation of the Trust may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. See "Description of the Junior Subordinated Notes."

POSSIBLE TAX LAW CHANGES

  On February 6, 1997, the revenue portion of President Clinton's fiscal 1998 budget proposal (the "Proposal") was released. The Proposal would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer. If the Proposal were to apply to the Junior Subordinated Notes, Southern would be unable to deduct interest on the Junior Subordinated Notes. As currently drafted, however, the Proposal would be effective generally for instruments issued on or after the date of first Congressional committee action and, as such, is not expected to apply to the Junior Subordinated Notes. Southern believes that, under current law, it will be able to deduct interest on the Junior Subordinated Notes. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of Southern to deduct interest on the Junior Subordinated Notes. Such a change could give rise to a Tax Event, which would permit Capital to cause a redemption of the Preferred Securities, as described more fully under "Description of the Preferred Securities--Special Event Redemption or Distribution."

LIMITED VOTING RIGHTS

  Holders of Preferred Securities will have limited voting rights and, except for the rights of holders of Preferred Securities to appoint a Substitute Property Trustee upon the occurrence of certain events described herein, will not be entitled to vote to appoint, remove or replace the Securities Trustees, which voting rights are vested exclusively in the holder of the Common Securities.

TRADING CHARACTERISTICS OF PREFERRED SECURITIES

  The Preferred Securities are expected to be listed on the NYSE, subject to official notice of issuance. The Preferred Securities are expected to trade at a price that takes into account the value, if any, of accrued but unpaid distributions; thus, purchasers will not pay and sellers will not receive accrued and unpaid interest with respect to the Preferred Securities that is not included in the trading price thereof. If a Preferred Security is disposed of prior to the occurrence of an Extension Period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to a U.S. holder for tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Preferred Security. If an Extension Period occurs, interest on the Junior Subordinated Notes will be included in the gross income of U.S. holders of Preferred Securities as it accrues rather than when it is paid. Should an Extension Period occur, a holder who disposes of his Preferred Securities between record dates for payments of distributions thereon would be required to include accrued but unpaid interest on the Junior Subordinated Notes through the date of disposition in income as OID, and to add such amount to his adjusted tax basis in his pro rata share of the related Junior Subordinated Notes deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder generally will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Original Issue Discount" and "--Sale of Preferred Securities."

  The trading price of the Preferred Securities is likely to be sensitive to the level of interest rates generally. If interest rates rise in general, the trading price of the Preferred Securities may decline to reflect the additional yield requirements of the purchasers. Conversely, a decline in interest rates may increase the trading price of the Preferred Securities, although any increase will be moderated by Capital's ability to call the
Junior Subordinated Notes at any time on or after      , 2002 at a redemption
price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest. In addition, because holders of Preferred Securities will be paid only from payments on the Junior Subordinated Notes and may receive Junior Subordinated Notes upon the termination of the Trust, prospective purchasers of Preferred Securities are making an investment decision with regard to the Junior Subordinated Notes and should carefully review all the information regarding the Junior Subordinated Notes contained herein. See "Description of the Preferred Securities--Special Event Redemption or Distribution," "Description of the Junior Subordinated Notes" and "Description of the Notes Guarantee."

                             THE SOUTHERN COMPANY

  Southern was incorporated under the laws of Delaware on November 9, 1945. Southern is domesticated under the laws of Georgia and is qualified to do business as a foreign corporation under the laws of Alabama. The principal executive offices of Southern are located at 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and the telephone number is (770) 393-0650.

  Southern owns all the outstanding common stock of Alabama Power Company ("ALABAMA"), Georgia Power Company ("GEORGIA"), Gulf Power Company ("GULF"), Mississippi Power Company ("MISSISSIPPI") and Savannah Electric and Power Company ("SAVANNAH") (ALABAMA, GEORGIA, GULF, MISSISSIPPI and SAVANNAH being collectively referred to herein as the "operating affiliates"), each of which is an operating public utility company, and of Southern Company Services, Inc. (the system service company). ALABAMA and GEORGIA each owns 50% of the outstanding common stock of Southern Electric Generating Company ("SEGCO"). The operating affiliates supply electric service in the states of Alabama, Georgia, Florida, Mississippi and Georgia, respectively, and SEGCO owns generating units at a large electric generating station which supplies power to ALABAMA and GEORGIA. Southern also owns all the outstanding common stock of Southern Energy, Inc. ("Southern Energy"), The Southern Development and Investment Group, Inc. ("Southern Development"), Southern Nuclear Operating Company, Inc. ("Southern Nuclear") and Southern Communications Services, Inc. ("Southern Communications"). Southern Energy designs, builds, owns and operates power production and delivery facilities and provides a broad range of technical services to industrial companies and utilities in the United States and a number of international markets. Southern Development explores, develops and markets energy management services and other business lines relating to Southern's core business of generating and distributing energy. Southern Nuclear provides services to the Southern electric system's nuclear plants. Southern Communications provides digital wireless communications services to the operating affiliates and regional non-affiliates.

                    SOUTHERN COMPANY CAPITAL FUNDING, INC.

  Capital was established to obtain financing for Southern and direct and indirect subsidiaries of Southern other than the operating affiliates. Capital does not and will not engage in business activities other than such financing.

  Capital was incorporated under the laws of Delaware on January 24, 1997 and is a wholly-owned subsidiary of SEI Holdings, Inc., which itself is a wholly-owned subsidiary of Southern. The principal executive offices of Capital are located at 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and the telephone number is (770) 393-0650.

                      SOUTHERN COMPANY CAPITAL TRUST III

  The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on May 23, 1997. The Trust's business is defined in a trust agreement, executed by Capital, as Depositor, and Bankers Trust (Delaware), as the Delaware Trustee thereunder. This trust agreement will be amended and restated in its entirety on the Issue Date (the "Trust Agreement"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Notes, and
(iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. The Trust has a term of approximately 45 years, but may terminate earlier as provided in the Trust Agreement.

  Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. Capital will acquire all of the Common Securities, which will have an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a Subordinated Note Indenture Event of Default, the rights of the holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities.

  The Trust's business and affairs will be conducted by the Securities Trustees, which shall be appointed by Capital as the holder of the Common Securities. Two employees of a subsidiary of Southern initially will serve as Administrative Trustees. Bankers Trust Company will serve as Property Trustee and will hold legal title to the Junior Subordinated Notes issued by Capital on behalf of the Trust and the holders of the Trust Securities. Bankers Trust (Delaware) will serve as Delaware Trustee. In certain circumstances, the holders of a majority in liquidation amount of the Preferred Securities will be entitled to appoint a Substitute Property Trustee. See "Description of the Preferred Securities -- Voting Rights."

  The Property Trustee will hold legal title to the Junior Subordinated Notes for the benefit of the Trust and the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Subordinated Note Indenture as the holder of the Junior Subordinated Notes. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities. Subject to the right of the holders of the Preferred Securities to appoint a Substitute Property Trustee in certain instances, Capital, as the holder of all the Common Securities, will have the right to appoint, remove or replace all the Securities Trustees.

  The Junior Subordinated Notes will constitute substantially all of the assets of the Trust. Other assets that may constitute "Trust Property" (as that term is defined in the Trust Agreement) include any cash on deposit in, or owing to, the payment account as established under the Trust Agreement, as well as any other property or assets held by the Property Trustee pursuant to the Trust Agreement. In addition, the Trust may, from time to time, receive cash pursuant to the Agreement as to Expenses and Liabilities.

  The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Trust Agreement, the Delaware Business Trust Act, and the Trust Indenture Act of 1939, as amended (the "1939 Act"). See "Description of the Preferred Securities."

  The Trust's office in the State of Delaware is c/o Bankers Trust (Delaware), 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801-1457. The principal place of business of the Trust shall be c/o Southern, 270 Peachtree Street, N.W., Atlanta, Georgia 30303, telephone (770) 393-0650, Attn:
Secretary.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Trust will be treated as a subsidiary of Southern and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of Southern. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of Southern, and appropriate disclosures concerning the Preferred Securities, the Preferred Securities Guarantee, the Junior Subordinated Notes and the Notes Guarantee will be included in the notes to the consolidated financial statements. For financial reporting purposes, Southern will record distributions payable on the Preferred Securities as an expense.

                                USE OF PROCEEDS

  The Trust will invest all of the proceeds from the sale of the Preferred Securities in the Junior Subordinated Notes. The proceeds from such investment will be remitted to Southern and used by it to repay a portion of its outstanding short-term debt which aggregated approximately $ million as of
    , 1997.

                         RECENT RESULTS OF OPERATIONS

  For the twelve months ended April 30, 1997, the unaudited amounts of "Operating Revenues," "Income Before Interest Charges," "Consolidated Net Income," "Earnings per Share of Common Stock" and "Dividends Paid per Share of Common Stock" were $10,576,000,000, $1,951,000,000, $1,064,000,000, $1.58 and
$1.27, respectively. In the opinion of the management of Southern, the above amounts for the twelve months ended April 30, 1997 reflect all adjustments (which were only normal recurring adjustments, except as indicated in Note (1) to the Selected Consolidated Financial Information under "Summary" above) necessary to present fairly the results of operations for such period. The "Ratio of Earnings to Fixed Charges" and the "Ratio of Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis)" for the twelve months ended April 30, 1997 were 3.42 and 2.95, respectively.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  The Preferred Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the 1939 Act. The Property Trustee will act as the indenture trustee with respect to the Trust, as well as the Preferred Securities Guarantee, for purposes of compliance with the provisions of the 1939 Act. The terms of the Preferred Securities will include those stated in the Trust Agreement, the Delaware Business Trust Act, and those made part of the Trust Agreement by the 1939 Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, as well as the 1939 Act.

GENERAL

  The Trust Agreement authorizes the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned by Capital. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence of a Subordinated Note Indenture Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Trust Agreement does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Trust Agreement, the Property Trustee will own and hold the Junior Subordinated Notes for the benefit of the Trust and the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by Southern on a subordinated basis as and to the extent described under "Description of the Preferred Securities Guarantee." The Preferred Securities Guarantee does not cover payment of distributions on the Preferred Securities when the Trust does not have legally and immediately available funds sufficient to make such distributions. In such event, the remedy of a holder of Preferred Securities is to direct the Property Trustee to enforce its rights under the Junior Subordinated Notes. In addition, a holder of Preferred Securities may institute a legal proceeding directly against Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes. The above mechanisms and obligations, together with Southern's obligations under the Notes Guarantee and the Agreement as to Expenses and Liabilities, constitute a full and unconditional guarantee by Southern and Capital of payments due on the Preferred Securities. See "-- Voting Rights" below.

DISTRIBUTIONS

  Distributions on the Preferred Securities will be fixed at the Securities Rate and will accrue from the Issue Date and, except in the event of an Extension Period, will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a Saturday or Sunday, a day on which banks in New York City are authorized or obligated by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

  Distributions payable on any Distribution Date will be payable to the holders of record on the Record Date for such Distribution Date, which is the close of business on the fifteenth calendar day preceding such Distribution Date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

  Capital has the right under the Subordinated Note Indenture to defer payments of interest on the Junior Subordinated Notes by extending the interest payment period from time to time on the Junior Subordinated Notes (each, an "Extension Period") which, if exercised, would defer quarterly distributions on the Preferred Securities during any such extended interest payment period. Deferred installments of interest on the Junior Subordinated Notes will bear interest, compounded quarterly, at a rate per annum equal to the Securities Rate to the extent permitted by applicable law. If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid, if funds are legally available therefor, to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the Record Date next following the termination of such Extension Period. See "Description of the Junior Subordinated Notes--Interest" and "--Option to Extend Interest Payment Period."

  Distributions on the Preferred Securities must be paid on the Distribution Dates to the extent that the Trust has funds legally and immediately available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received under the Junior Subordinated Notes. See "Description of the Junior Subordinated Notes."

REDEMPTION

  The Preferred Securities are subject to mandatory redemption upon repayment of the Junior Subordinated Notes at maturity or their earlier redemption. The
Junior Subordinated Notes will mature on     , 2037 and may be redeemed, in
whole or in part, at the option of Capital, at any time on or after      ,
2002 or at any time in whole upon the occurrence of a Special Event. Upon the repayment of the Junior Subordinated Notes, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem a like amount of Trust Securities upon not less than 30 nor more than 60 days' notice, at the Redemption Price (as defined below). See "Description of the Junior Subordinated Notes--Optional Redemption." If a partial redemption of the Junior Subordinated Notes would result in the delisting of the Preferred Securities, Capital may only redeem the Junior Subordinated Notes in whole. In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Preferred Securities to be redeemed will be selected as described under "--Book-Entry Only Issuance-- The Depository Trust Company" below. If the Preferred Securities are no longer in book-entry only form, the Preferred Securities to be redeemed will be selected by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or integral multiples thereof) of the aggregate liquidation amount of Preferred Securities of a denomination larger than $25; provided; however, that before undertaking the redemption of the Preferred Securities on other than a pro rata basis, the Property Trustee shall have received an opinion of counsel that the status of the Trust as a grantor trust for federal income tax purposes would not be adversely affected.

  The Redemption Price for each Preferred Security shall equal the stated liquidation amount of $25 plus accrued and unpaid distributions thereon to the date of payment.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  Upon the occurrence of a Special Event at any time, Capital will have the option to redeem the Junior Subordinated Notes in whole (and thus cause the redemption of the Preferred Securities in whole). A Special Event is either an Investment Company Act Event or a Tax Event.

  An "Investment Company Act Event" means that the Administrative Trustees, Southern and Capital shall have received an opinion of independent counsel (which may be counsel to Southern or Capital) to the effect that, as a result of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority after the Issue Date, there is more than an insubstantial risk that the Trust is or will be considered an investment company under the 1940 Act.

  "Tax Event" means that the Administrative Trustees, Southern and Capital shall have received an opinion from independent tax counsel experienced in such matters (which may be counsel to Southern or Capital) to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or
(b) any amendment to, or change in, an
interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Notes, (ii) interest payable to the Trust on the Junior Subordinated Notes would not be deductible by a member of Southern's consolidated tax group for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Issue Date. See "Risk Factors--Possible Tax Law Changes."

  Capital will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, cause the Junior Subordinated Notes to be distributed to the holders of the Preferred Securities in liquidation of the Trust. See "--Liquidation Distribution Upon Dissolution" below. This right is optional and wholly within the discretion of Capital. Circumstances under which Capital may determine to exercise such right could include the occurrence of an Investment Company Act Event or a Tax Event, adverse tax consequences to Southern, Capital or the Trust that are not within the definition of a Tax Event because they do not result from an amendment or change described in such definition, and changes in the accounting requirements applicable to the Preferred Securities as described under "Accounting Treatment."

  If Junior Subordinated Notes are distributed to the holders of the Preferred Securities, Southern and Capital will use their best efforts to have the Junior Subordinated Notes listed on the NYSE or on such other exchange as the Preferred Securities are then listed. After the date for any distribution of Junior Subordinated Notes upon termination of the Trust, (i) the Preferred Securities and the Preferred Securities Guarantee will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Notes to be delivered upon such distribution and (iii) any certificates representing Preferred Securities and the Preferred Securities Guarantee not held by the depositary or its nominee will be deemed to represent Junior Subordinated Notes having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Securities Rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities, until such certificates are presented to Capital or its agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Notes that may be distributed in exchange for the Preferred Securities if a termination and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Notes that the investor may receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

  In the event that fewer than all of the Trust Securities are to be redeemed, then the aggregate liquidation amount of the Trust Securities to be redeemed shall be allocated 97% to the Preferred Securities and 3% to the Common Securities.

  The Preferred Securities redeemed on each redemption date shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous redemption of the Junior Subordinated Notes. The Redemption Price of Preferred Securities shall be deemed payable on each redemption date only to the extent that the Trust has funds legally and immediately available for payment of such Redemption Price.

  If the Property Trustee gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 2:00 P.M., New York City time, on the redemption date, subject to the immediately preceding paragraph, the Property Trustee will irrevocably deposit with the securities depositary, so long as the Preferred Securities are in book-entry only form, sufficient funds to pay the applicable Redemption Price. See "--Book-Entry Only Issuance--The Depository Trust Company" below. If the Preferred Securities are not in book-entry only form, the Property Trustee, subject to the immediately preceding paragraph, shall irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions to pay the Redemption Price to the holders thereof upon surrender of their Preferred Securities certificates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by Southern pursuant to the Preferred Securities Guarantee or the Notes Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate, from such redemption date originally established by the Trust for such Preferred Securities to the date such Redemption Price is actually paid. See "--Events of Default" below, "Relationship Among the Preferred Securities, the Junior Subordinated Notes, the Preferred Securities Guarantee and the Notes Guarantee" and "Description of the Preferred Securities Guarantee--Events of Default."

  Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), Southern, Capital or any of their affiliates may, at any time and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  The Depository Trust Company ("DTC") will act as the initial securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global Preferred Securities certificates will be issued, representing in the aggregate the total number of Preferred Securities, and will be deposited with DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to DTC. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in the Preferred Securities in accordance with its procedures.

  Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trust, any trustee, Capital or Southern, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  Except as provided herein, a Beneficial Owner in a global Preferred Security will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

  DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates will be printed and delivered to the holders of record. Additionally, Southern, Capital or the Trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered to the holders of record.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Southern, Capital and the Trust believe to be reliable, but Southern, Capital and the Trust take no responsibility for the accuracy thereof. The Trust has no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  Pursuant to the Trust Agreement, the Trust shall terminate on December 31, 2042, or earlier upon (i) the occurrence of a Bankruptcy Event (as defined in the Trust Agreement) in respect of Capital, dissolution or liquidation of Capital, or dissolution of the Trust pursuant to a judicial decree; (ii) the delivery of written direction to the Property Trustee by Capital, as Depositor, at any time (which direction is optional and wholly within the discretion of Capital, as Depositor) to terminate the Trust and distribute the Junior Subordinated Notes to the holders of the Trust Securities in liquidation of the Trust (see "--Special Event Redemption or Distribution" above); or (iii) the payment at maturity or redemption of all of the Junior Subordinated Notes, and the consequent payment of the Trust Securities.

  If an early termination occurs as described in clause (i) or (ii) above, the Trust shall be liquidated, and the Property Trustee shall distribute to each holder of Preferred Securities and Common Securities a like amount of Junior Subordinated Notes, unless in the case of an event described in clause (i) such distribution is determined by the Administrative Trustees not to be practical, in which event such holders will be entitled to receive, out of the assets of the Trust available for distribution to holders after satisfaction of liabilities to creditors, an amount equal to the aggregate of the stated liquidation preference of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then subject to the next succeeding sentence, the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Subordinated Note Indenture Event of Default has occurred and is continuing, the holders of Preferred Securities shall have a preference over the holders of Common Securities.

EVENTS OF DEFAULT

  Any one of the following events constitutes an "Event of Default" under the Trust Agreement ("Trust Agreement Event of Default") with respect to the Trust Securities issued thereunder (whatever the reason for such Event of Default, and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of an "Event of Default" as defined in Section 501 of the Subordinated Note Indenture ("Subordinated Note Indenture Event of Default") (see "Description of the Junior Subordinated Notes--Events of Default"); or

    (ii) default by the Trust in the payment of any distribution when it becomes due and payable, and the continuation of such default for a period of 30 days; or

    (iii) default by the Trust in the payment of any Redemption Price of any Preferred Security or Common Security when it becomes due and payable; or

    (iv) default in the performance, or breach, of any covenant or warranty of the Securities Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to such Securities Trustees by the holders of at least 10% in liquidation amount of the outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Trust.

  Within 90 days after the occurrence of any Trust Agreement Event of Default, the Property Trustee shall transmit notice of any default known to the Property Trustee to the holders of Trust Securities, Southern and Capital, unless such Trust Agreement Event of Default shall have been cured or waived.

  If a Trust Agreement Event of Default occurs and is continuing, then, pursuant to the Trust Agreement, holders of a majority in aggregate liquidation amount of Preferred Securities have the right to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee under the Trust Agreement to exercise the remedies available to it as holder of the Junior Subordinated Notes and the Notes Guarantee. If the Property Trustee fails to enforce its rights under the Junior Subordinated Notes and the Notes Guarantee, a holder of Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding directly against Southern and Capital to enforce its rights under the Trust Agreement without first instituting any legal proceeding against the Property Trustee or the Trust. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against Southern and Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes. See "Relationship Among the Preferred Securities, the Junior Subordinated Notes, the Preferred Securities Guarantee and the Notes Guarantee" and "Description of the Preferred Securities Guarantee--Events of Default."

  Unless a Subordinated Note Indenture Event of Default shall have occurred and be continuing, the Securities Trustees may be removed at any time by act of the holder of the Common Securities. If a Subordinated Note Indenture Event of Default has occurred and is continuing, any Securities Trustee may be removed at such time by act of the holders of a majority in liquidation amount of the Preferred Securities, delivered to the appropriate Securities Trustee (in its individual capacity and on behalf of the Trust). No resignation or removal of any Securities Trustee and no appointment of a successor shall be effective until the acceptance of appointment by the successor Trustee in accordance with the requirements of the Trust Agreement.

  If a Subordinated Note Indenture Event of Default has occurred and is continuing, the holders of Preferred Securities shall have a preference over the holders of Common Securities upon dissolution of the Trust as described above. See "--Liquidation Distribution Upon Dissolution."

VOTING RIGHTS

  Except as provided below and under "Description of the Preferred Securities Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  If any proposed amendment to the Trust Agreement provides for, or the Securities Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the Trust Agreement, then the holders of outstanding Preferred Securities will be entitled to vote as a class on such amendment or proposal of the Securities Trustees, and such amendment or proposal shall not be effective except with the approval of the holders of at least 66 2/3% in liquidation amount of such outstanding Preferred Securities.

  So long as any Junior Subordinated Notes are held by the Property Trustee, the Securities Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (as defined herein), or executing any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Notes, (ii) waive any past default which is waivable under the applicable provisions of the Subordinated Note Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Notes shall be due and payable, or (iv) consent to any amendment, modification or termination of the Subordinated Note Indenture or the Junior Subordinated Notes, where such consent shall be required, or to any other action, as the holder of the Junior Subordinated Notes, under the Subordinated Note Indenture, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation amount of the outstanding Preferred Securities; provided, however, that where a consent under the Subordinated Note Indenture would require the consent of each holder of Junior Subordinated Notes affected thereby, no such consent shall be given by the Securities Trustees without the prior consent of each holder of Preferred Securities. The Securities Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities, except pursuant to a subsequent vote of such holders. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Notes. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Securities Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as other than a grantor trust for federal income tax purposes on account of such action.

  Any required approval of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by Southern, Capital, the Securities Trustees or any affiliate of Southern, Capital or any Securities Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

CO-PROPERTY TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  At any time or times, for the purpose of meeting the legal requirements of the 1939 Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the holder of the Common Securities and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, Capital, as Depositor, shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more persons approved by the Property Trustee either to act as co-property trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If Capital, as Depositor, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Subordinated Note Indenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

AMENDMENT OF THE TRUST AGREEMENT

  The Trust Agreement may be amended from time to time by Capital and the Securities Trustees without the consent of the holders of the Trust Securities
(i) to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, provided that the amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or
(ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified as other than a grantor trust for federal income tax purposes. Except as provided in the succeeding paragraph, other amendments to the Trust Agreement may be made (i) upon approval of the holders of not less than 66 2/3% in aggregate liquidation amount of the Trust Securities then outstanding and (ii) upon receipt by the Securities Trustees of an opinion of counsel to the effect that such amendment will not affect the Trust's status as a grantor trust or the Trust's exemption from the 1940 Act.

  Notwithstanding the foregoing, without the consent of each affected holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date, (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date, or (iii) change the consent required to amend the Trust Agreement.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. The Trust may at the request of Capital, with the consent of the Administrative Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Capital expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Notes, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, Southern has received an opinion of counsel to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, and
(viii) Southern guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

  Any corporation or other body into which any of the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation or other body resulting from any merger, conversion or consolidation to which any such Securities Trustee shall be a party, or any corporation or other body succeeding to all or substantially all the corporate trust business of any such Securities Trustee, shall be the successor of such Securities Trustee under the Trust Agreement, provided such corporation is otherwise qualified and eligible under the Trust Agreement.

PAYMENT AND PAYING AGENT

  So long as DTC is acting as securities depositary for the Preferred Securities, payments in respect of the Preferred Securities in global form shall be made to DTC, which is to credit the relevant accounts at DTC on the applicable Distribution Dates. If the Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register (as such term is defined in the Trust Agreement). The Paying Agent shall initially be the Property Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and Capital. In such event, the Administrative Trustees shall appoint a successor to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  It is anticipated that the Property Trustee, or one of its affiliates, will act as registrar and transfer agent (the "Securities Registrar") for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

  The Securities Registrar will not be required to register or cause to be registered any transfer of Preferred Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, prior to the occurrence of a Trust Agreement Event of Default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby.

  Bankers Trust Company, the Property Trustee, also serves as Indenture Trustee and Guarantee Trustee. Southern and certain of its subsidiaries maintain deposit accounts and banking relationships with Bankers Trust Company. Bankers Trust Company serves as trustee under other indentures pursuant to which securities of subsidiaries of Southern are outstanding.

GOVERNING LAW

  The Trust Agreement and the Trust Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware; provided that the immunities and standard of care of the Property Trustee shall be governed by New York law.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as other than a grantor trust for federal income tax purposes and so that the Junior Subordinated Notes will be treated as indebtedness of Capital for federal income tax purposes. In this connection, the Administrative Trustees and Capital are authorized to take any action, not inconsistent with applicable law, the Trust's certificate of trust or the Trust Agreement, that the Administrative Trustees and Capital determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Preferred Securities.

                 DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

  Set forth below is a description of the terms of the Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated
Note Indenture, dated as of    , 1997, among Capital, Southern and Bankers
Trust Company, as trustee (the "Indenture Trustee"), as to be supplemented by a supplemental indenture thereto (the Subordinated Note Indenture, as so supplemented, is hereinafter referred to as the "Subordinated Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Subordinated Note Indenture will be qualified as an indenture under the 1939 Act. The terms of the Junior Subordinated Notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Subordinated Note Indenture.

GENERAL

  The Junior Subordinated Notes will be issued as a series of junior subordinated notes under the Subordinated Note Indenture. The Junior Subordinated Notes will be limited in aggregate principal amount to $206,186,000, such amount being the approximate aggregate liquidation amount of the Trust Securities.

  The entire principal amount of the Junior Subordinated Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on , 2037. The Junior Subordinated Notes are not subject to any sinking fund provision.

  The terms of the Junior Subordinated Notes correspond to those of the Preferred Securities, as described herein.

  The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving Southern or Capital.

SUBORDINATION

  The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of Capital. No payment of principal of (including redemption payments, if any), or premium, if any, or interest on (including Additional Interest (as defined herein)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or
(b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise. Upon any payment or distribution of assets of Capital to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of Capital, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.

  The term "Senior Indebtedness" means, with respect to any person, (i) any payment due in respect of indebtedness of such person, whether outstanding at the date of execution of the Subordinated Note Indenture or thereafter incurred, created or assumed, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and
(b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by such person that, by their terms, are senior or senior subordinated debt securities; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which such person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among such person or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated
Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

  The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Capital. Capital currently has no Senior Indebtedness outstanding.

OPTIONAL REDEMPTION

  Capital shall have the right to redeem the Junior Subordinated Notes, in
whole or in part, without premium, from time to time, on or after     , 2002,
or at any time in whole upon the occurrence of a Special Event as described under "Description of the Preferred Securities--Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date. If a partial redemption of the Junior Subordinated Notes would result in the delisting of the Preferred Securities, Capital may only redeem the Junior Subordinated Notes in whole.

INTEREST

  Each Junior Subordinated Note shall bear interest at the Securities Rate from the Issue Date, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year to the person in whose name such Junior Subordinated Note is registered at the close of business on the fifteenth calendar day prior to such payment date. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  Capital shall have the right at any time, and from time to time, to defer payments of interest on the Junior Subordinated Notes by extending the interest payment period for up to 20 consecutive quarters, but not beyond the stated maturity date. At the end of an Extension Period, Capital shall pay all interest then accrued and unpaid (including any Additional Interest) (together with interest thereon at the Securities Rate compounded quarterly to the extent permitted by applicable law); provided, that if Capital shall have given notice of its election to select an Extension Period, subject to the exceptions described under "--Certain Covenants" below, (a) neither Southern nor Capital shall declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing, and (b) neither Southern nor Capital shall make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by it which rank pari passu with or junior to the Junior Subordinated Notes or the Notes Guarantee. Prior to the termination of any Extension Period, Capital may further defer payments of interest by extending the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, Capital may select a new Extension Period, subject to the above requirements. Capital has no present intention of exercising its rights to defer payments of interest by extending the interest payment period on the Junior Subordinated Notes. See "Certain Federal Income Tax Considerations--Original Issue Discount."

  Capital shall give the holder or holders of the Junior Subordinated Notes and the Indenture Trustee notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the record date relating to the interest payment date on which the Extension Period is to commence or relating to the interest payment date on which an Extension Period that is being extended would otherwise terminate or (ii) the date Capital or the Trust is required to give notice to any applicable self-regulatory organization of the record date or the date such distributions are payable.

ADDITIONAL INTEREST

  "Additional Interest" is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of Junior Subordinated Notes (if the holder is a Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest thereon from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

NOTES GUARANTEE

  Pursuant to the Subordinated Note Indenture, Southern will irrevocably and unconditionally guarantee the Junior Subordinated Notes as described under "Description of the Notes Guarantee."

CERTAIN COVENANTS

  Southern and Capital each covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that,
(i) if at such time Capital shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, (ii) if at such time Southern shall be in default with respect to its payment or other obligations under (A) the Preferred Securities Guarantee with respect to the Trust Securities, if any, related to such series of Junior Subordinated Notes or (B) the Notes Guarantee, if any, related to such series of Junior Subordinated Notes, or
(iii) if at such time an Event of Default thereunder with respect to such series of Junior Subordinated Notes shall have occurred and be continuing, (a) neither Southern nor Capital shall declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) neither Southern nor Capital shall make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by it which rank pari passu with or junior to the Junior Subordinated Notes or the Notes Guarantee. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassification of Southern's or Capital's capital stock or the exchange or conversion of one class or series of Southern's or Capital's capital stock for another class or series of Southern's or Capital's capital stock, (ii) the purchase of fractional interests in shares of Southern's or Capital's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iii) dividends, payments or distributions payable in shares of capital stock, (iv) redemptions, purchases or other acquisitions of shares of capital stock in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of Southern or any of its subsidiaries or in connection with a dividend reinvestment or stock purchase plan, or (v) any declaration of a dividend in connection with implementation of any stockholders' rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto.

  The Subordinated Note Indenture further provides that, for so long as the Trust Securities of any Trust remain outstanding, Capital covenants (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of Capital or Southern under the Subordinated Note Indenture may succeed to the Capital's ownership of such Common Securities, and (ii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the related Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

EVENTS OF DEFAULT

  The Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Junior Subordinated Notes of such series:

    (a) failure for 10 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest (as defined in clause
  (ii) of the definition thereof in the Subordinated Note Indenture) in respect thereof, when due on an Interest Payment Date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by Capital shall not constitute a default in the payment of interest for this purpose; or

    (b) failure for 10 days to pay Additional Interest (as defined in clause
  (i) of the definition thereof in the Subordinated Note Indenture); or

    (c) failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition thereof in the Subordinated Note Indenture), on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or

    (d) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or

    (e) failure to observe or perform any other covenant or warranty in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included therein solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to Southern and Capital from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or

    (f) certain events of bankruptcy, insolvency, or reorganization of Southern or Capital.

  The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount thereof due and payable immediately by notice in writing to Southern and Capital (and to the Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and Southern or Capital has paid or deposited with the Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Indenture Trustee, including reasonable compensation and expenses of the Indenture Trustee.

  A holder of Preferred Securities may institute a legal proceeding directly against Southern and Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

  The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended thereunder without the consent of the holder of each outstanding Junior Subordinated Note of such series affected thereby.

BOOK-ENTRY AND ISSUANCE

  If distributed to holders of Trust Securities in connection with the voluntary or involuntary dissolution, winding-up or liquidation of the Trust, the Junior Subordinated Notes are expected to be issued in the form of one or more global certificates registered in the name of the securities depositary or its nominee. In such event, the procedures applicable to the transfer and payment of the Junior Subordinated Notes are expected to be substantially similar to those described with respect to the Preferred Securities in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company."

REGISTRATION AND TRANSFER

  Capital shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption, or (ii) register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.

PAYMENT AND PAYING AGENT

  Payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Capital may designate from time to time, except that, at the option of Capital, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the Record Date for such interest payment (the fifteenth calendar day before such interest payment date).

  The Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. Capital may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

  All moneys paid by Capital to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Capital, and the holder of such Junior Subordinated Notes will thereafter look only to Capital for payment thereof.

MODIFICATION

  The Subordinated Note Indenture contains provisions permitting Capital, Southern and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series affected thereby, to modify the Subordinated
Note Indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note affected thereby,
(i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount thereof or the rate of interest (including Additional Interest) thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults thereunder and their consequences) provided for in the Subordinated Note Indenture, or
(iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, or (iv) reduce any amount payable under, delay or defer the required time of payment under, or impair the right to institute suit to enforce any payment under the Notes Guarantee, or (v) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes or the Notes Guarantee in a manner adverse to such holder.

  In addition, Capital, Southern and the Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes.

CONSOLIDATION, MERGER AND SALE

  Neither Southern nor Capital shall consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Indenture Trustee, the payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture and the Notes Guarantee on the part of Southern or Capital, as the case may be, to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) Southern or Capital, as the case may be, has delivered to the Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

  The Indenture Trustee, prior to an Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  Bankers Trust Company, the Indenture Trustee, also serves as Property Trustee and as Guarantee Trustee. Southern and certain of its subsidiaries maintain deposit accounts and banking relationships with Bankers Trust Company. Bankers Trust Company also serves as trustee under other indentures pursuant to which securities of subsidiaries of Southern are outstanding.

GOVERNING LAW

  The Subordinated Note Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

  Each of Southern and Capital will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of Southern; provided, that, in the event of any such assignment, Southern or Capital, as the case may be, will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

  Set forth below is a summary of information concerning the Preferred Securities Guarantee that will be executed and delivered by Southern for the benefit of the holders of Preferred Securities from time to time. The Preferred Securities Guarantee will be qualified as an indenture under the 1939 Act. Bankers Trust Company will act as indenture trustee under the Preferred Securities Guarantee (the "Guarantee Trustee") for purposes of the 1939 Act. The terms of the Preferred Securities Guarantee will be those set forth therein and those made part thereof by the 1939 Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Preferred Securities Guarantee, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the 1939 Act. The Preferred Securities Guarantee will be held by the Guarantee Trustee for the benefit of holders of the Preferred Securities.

GENERAL

  Pursuant to the Preferred Securities Guarantee, Southern will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined herein), to the extent not paid by, or on behalf of, the Trust, regardless of any defense, right of set-off or counterclaim that Southern may have or assert against any person. The following payments or distributions with respect to the Preferred Securities to the extent not paid or made by, or on behalf of, the Trust will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions required to be paid on the Preferred Securities but if and only if and to the extent that the Trust has funds legally and immediately available therefor, (ii) the applicable Redemption Price with respect to any Preferred Securities called for redemption by the Trust, but if and only to the extent the Trust has funds legally and immediately available therefor, and (iii) upon a dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds legally and immediately available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities in liquidation of the Trust (the "Guarantee Payments"). Southern's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Southern to the holders of the Preferred Securities or by causing the Trust to pay such amounts to such holders.

  The Preferred Securities Guarantee will be a guarantee of the Guarantee Payments with respect to the Preferred Securities from the time of issuance of the Preferred Securities, but will not apply to the payment of distributions and other payments on the Preferred Securities when the Trust does not have sufficient funds legally and immediately available to make such distributions or other payments. IF CAPITAL DOES NOT MAKE INTEREST PAYMENTS ON THE JUNIOR SUBORDINATED NOTES HELD BY THE PROPERTY TRUSTEE, THE TRUST WILL NOT MAKE DISTRIBUTIONS ON THE PREFERRED SECURITIES.

SUBORDINATION

  Southern's obligations under the Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of Southern and will rank (i) subordinate and junior in right of payment to all other liabilities of Southern, except those obligations or liabilities made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Southern and with any guarantee now or hereafter entered into by Southern in respect of any preferred or preference securities of any affiliate of Southern, and (iii) senior to all common stock of Southern. The terms of the Preferred Securities will provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.

  The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially and adversely affect the rights of holders of the Preferred Securities (in which case no consent will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities is set forth under "Description of the Preferred Securities--Voting Rights." All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Southern and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

TERMINATION

  The Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities upon full payment of the applicable Redemption Price of all Preferred Securities, upon distribution of Junior Subordinated Notes to the holders of such Preferred Securities, or upon full payment of the amounts payable upon liquidation of the Trust. The Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid with respect to the Preferred Securities or under the Preferred Securities Guarantee.

EVENTS OF DEFAULT

  An event of default under the Preferred Securities Guarantee will occur upon the failure by Southern to perform any of its payment obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Securities Guarantee. Any holder of Preferred Securities may institute a legal proceeding directly against Southern to enforce its rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. The holders of a majority in liquidation amount of Preferred Securities may, by vote, on behalf of the holders of all the Preferred Securities, waive any past event of default and its consequences.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, prior to the occurrence of any event of default with respect to the Preferred Securities Guarantee and after the curing or waiving of all events of default with respect to the Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in the Preferred Securities Guarantee and, in case an event of default has occurred, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of the Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

  Bankers Trust Company, the Guarantee Trustee, also serves as Property Trustee and as Indenture Trustee. Southern and certain of its subsidiaries maintain deposit accounts and banking relationships with Bankers Trust Company. Bankers Trust Company serves as trustee under other indentures pursuant to which securities of subsidiaries of Southern are outstanding.

GOVERNING LAW

  The Preferred Securities Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

THE AGREEMENT AS TO EXPENSES AND LIABILITIES

  Pursuant to an Agreement as to Expenses and Liabilities to be entered into by Southern under the Trust Agreement, Southern will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of the Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.

                      DESCRIPTION OF THE NOTES GUARANTEE

  Pursuant to the Subordinated Note Indenture, Southern will irrevocably and unconditionally guarantee the due and punctual payment of principal, premium, if any, and interest on the Junior Subordinated Notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The Notes Guarantee will constitute an unsecured obligation of Southern and will rank subordinate and junior to all Senior Indebtedness that may be issued by Southern. As of March 31, 1997, Senior Indebtedness of Southern aggregated approximately $794,000,000. Since Southern is a holding company, the right of Southern and, hence, the right of creditors of Southern (including the holders of the Junior Subordinated Notes) to participate in any distribution of the assets of any subsidiary of Southern, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of each such subsidiary.

                 RELATIONSHIP AMONG THE PREFERRED SECURITIES,
   THE SUBORDINATED NOTES, THE PREFERRED SECURITIES GUARANTEE AND THE NOTES
                                   GUARANTEE

  As long as payments of interest and other payments are made when due on the Junior Subordinated Notes, such payments will be sufficient to cover distributions and payments due on the Trust Securities primarily because (i) the aggregate principal amount of Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities;
(ii) the interest rate and interest and other payment dates on the Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Southern shall pay for all costs and expenses of the Trust pursuant to the Agreement as to Expenses and Liabilities; and (iv) the Trust Agreement provides that the Securities Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  Payments of distributions (to the extent funds therefor are legally and immediately available) and other payments due on the Preferred Securities (to the extent funds therefor are legally and immediately available) are guaranteed by Southern as and to the extent set forth under "Description of the Preferred Securities Guarantee." If Capital does not make interest payments on the Junior Subordinated Notes, it is not expected that the Trust will have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the Trust has sufficient funds legally and immediately available for the payment of such distributions.

  If Capital fails to make interest or other payments on the Junior Subordinated Notes when due (taking into account any Extension Period), the Trust Agreement provides a mechanism whereby the holders of the Preferred Securities may appoint a substitute Property Trustee. Such holders may also direct the Property Trustee to enforce its rights under the Junior Subordinated Notes and the Notes Guarantee, including proceeding directly against Capital to enforce the Junior Subordinated Notes and Southern to enforce the Notes Guarantee. If the Property Trustee fails to enforce its rights under the Junior Subordinated Notes or the Notes Guarantee, to the fullest extent permitted by applicable law, any holder of Preferred Securities may institute a legal proceeding directly against Capital to enforce the Property Trustee's rights under the Junior Subordinated Notes and against Southern to enforce such rights under the Notes Guarantee without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against Southern and Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes.

  If Southern fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. In addition, any holder of Preferred Securities may institute a legal proceeding directly against Southern to enforce the Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

  The Notes Guarantee, the Preferred Securities Guarantee, the Subordinated
Note Indenture, the Junior Subordinated Notes, the Trust Agreement and the Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by Southern and Capital of the payments due on the Preferred Securities.

  Upon any voluntary or involuntary dissolution, winding-up or termination of the Trust, unless the Junior Subordinated Notes are distributed in connection therewith, the holders of Preferred Securities will be entitled to receive, out of assets legally available for distribution to holders, the Liquidation Distribution in cash. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of Capital, the Property Trustee, as holder of the Junior Subordinated Notes, would be a subordinated creditor of Capital, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of Capital receive payments or distributions. Because Southern is guarantor under the Preferred Securities Guarantee and the Notes Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to holders of the Preferred Securities) pursuant to the Agreement as to Expenses and Liabilities, the positions of a holder of Preferred Securities and a holder of Junior Subordinated Notes relative to other creditors and to stockholders of Southern in the event of liquidation or bankruptcy of Southern would be substantially the same.

  A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Subordinated Note Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Notes provide that no payments may be made in respect of the Junior Subordinated Notes until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Notes would constitute an Event of Default under the Subordinated Note Indenture except that failure to make interest payments on the Junior Subordinated Notes will not be an Event of Default during an Extension Period; provided, however, that any Extension Period may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Notes.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of the Preferred Securities and constitutes the opinion of Troutman Sanders LLP, counsel to Southern, Capital and the Trust, insofar as it relates to matters of law and legal conclusions. This summary deals only with Preferred Securities held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), by Holders (as defined herein). Moreover, it does not discuss all of the tax consequences that may be relevant to a Holder in light of his particular circumstances or to Holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, individual retirement and certain tax deferred accounts, and persons who engage in a straddle or a hedge relating to a Preferred Security. Prospective investors should consult their own tax advisors with regard to the application of the tax considerations discussed below to their particular situations as well as the application of any state, local or other tax laws. This summary is based on laws, existing and proposed regulations, and applicable judicial and administrative determinations, all of which are subject to change at any time, and any such changes may be retroactively applied in a manner that could adversely affect Holders. As used herein, the term "Holder" means a beneficial owner of a Preferred Security that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) a trust that is not a foreign trust or an estate the income of which is subject to United States federal income taxation regardless of its source. Thus, the following summary does not address any tax consequences that apply specifically to nonresident aliens or foreign entities.

TREATMENT OF THE TRUST AND PREFERRED SECURITIES FOR FEDERAL INCOME TAX
PURPOSES

  The Trust will be treated as a "grantor trust" and not as an association taxable as a corporation for federal income tax purposes. Thus, for federal income tax purposes, each Holder will be treated as the beneficial owner of a pro rata undivided interest in the Junior Subordinated Notes and, consequently, will be required to include in income the Holder's pro rata share of the entire income from the Junior Subordinated Notes. Each Holder generally will determine its net income or loss with respect to the Trust in accordance with its own method of accounting, although income arising from OID, if any, must be taken into account under the accrual method of accounting even if the Holder otherwise would use the cash receipts and disbursements method.

PAYMENTS OF INTEREST

  Except as set forth below, stated interest on a Junior Subordinated Note will generally be taxable to a Holder as ordinary income at the time it is paid or accrued in accordance with the Holder's own method of accounting.

ORIGINAL ISSUE DISCOUNT

  Under applicable income tax regulations, Southern and Capital believe that the Junior Subordinated Notes will not be treated as issued with OID. It should be noted that these regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"). Accordingly, it is possible that the IRS could take a position contrary to the interpretations described herein.

  The terms of the Junior Subordinated Notes permit Capital to defer the payment of interest on the Junior Subordinated Notes at any time and from time to time by extending the interest payment period for up to 20 consecutive quarters with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the stated maturity date of the Junior Subordinated Notes. Should Capital exercise this option to defer payments of interest, the Junior Subordinated Notes would at that time be treated as reissued with OID and interest would be taxable on an economic accrual basis. As a result, all Holders would, in effect, be required to accrue interest income even if such Holders are on a cash method of accounting. Consequently, in the event that the payment of interest is deferred, a Holder could be required to include OID in income on an economic accrual basis, notwithstanding that Capital will not make any interest payments during such period on the Junior Subordinated Notes.

MARKET DISCOUNT

  A purchaser of a Preferred Security at a discount from the liquidation amount at maturity of such purchaser's pro rata share of the Junior Subordinated Notes acquires such Preferred Security with "market discount." However, market discount with respect to a Preferred Security will be considered to be zero if it is de minimis. Market discount will be de minimis with respect to a Preferred Security if it is less than the product of (i) 0.25% of the adjusted issue price of the purchaser's pro rata share of the Junior Subordinated Notes multiplied by (ii) the number of complete years to maturity of such Junior Subordinated Notes after the date of purchase. The purchaser of a Preferred Security with more than a de minimis amount of market discount generally will be required to treat any gain on the sale, exchange, redemption or other disposition of all or part of the Preferred Securities (or related Junior Subordinated Notes) as ordinary income to the extent of accrued (but not previously taxed) market discount. Market discount generally will accrue ratably during the period from the date of purchase of such Preferred Security to the maturity date of the Junior Subordinated Notes, unless the Holder irrevocably elects to accrue such market discount on the basis of a constant interest rate.

  A Holder who has acquired a Preferred Security at a market discount generally will be required to defer any deductions of interest expense attributable to any indebtedness incurred or continued to purchase or carry the Preferred Security, to the extent such interest expense exceeds the related interest income. Any such deferred interest expense generally will be allowable as a deduction not later than the year in which the related market discount income is recognized. As an alternative to the inclusion of market discount in income upon disposition of all or a portion of a Preferred Security or the related Junior Subordinated Notes (including redemptions thereof), a Holder may make an election (which may not be revoked without the IRS's consent) to include market discount in income as it accrues on all market discount instruments acquired by the Holder during or after the taxable year for which the election is made. In that case, the preceding deferral rule for interest expense will not apply.

  In lieu of the foregoing treatment of market discount and interest expense, a Holder may elect to treat any market discount (including a de minimis amount) as OID and accrue such discount on a constant-yield basis in the same manner as the Holder accrues OID.

SALE OF PREFERRED SECURITIES

  Upon the sale, retirement (including redemption) or other taxable disposition of all or part of a Preferred Security, a Holder thereof will recognize gain or loss equal to the difference between the amount realized on such sale, retirement or other disposition and such Holder's adjusted tax basis in the Preferred Security or part thereof. If the Holder disposes of a Preferred Security prior to the occurrence of an Extension Period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to the Holder and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Preferred Security. Any recognized gain or loss will be capital gain or loss, except to the extent of any accrued market discount (see "Market Discount" above), and such capital gain or loss will be long-term if the holding period for the Preferred Security is more than one year at the time of sale, retirement or other disposition. A Holder's adjusted tax basis in a Preferred Security acquired by purchase will equal the cost of such Preferred Security to the Holder, increased by the amount of any related accrued OID and market discount included in taxable income by the Holder and reduced by any prior payments on the Junior Subordinated Notes which are not qualified stated interest. The redemption of only part of a Preferred

Security will require an allocation of the Holder's adjusted tax basis in his pro rata share of the related Junior Subordinated Notes between the portion of the Junior Subordinated Notes redeemed and retained by the Holder in order to determine gain or loss.

RECEIPT OF JUNIOR SUBORDINATED NOTES UPON LIQUIDATION OF THE TRUST

  As described under "Description of the Preferred Securities--Special Event Redemption or Distribution," Junior Subordinated Notes may be distributed to Holders in exchange for the Preferred Securities and in liquidation of the Trust. Such a distribution would be treated as a non-taxable event to each Holder and each Holder would receive an aggregate tax basis in the Holder's Junior Subordinated Notes equal to the Holder's aggregate tax basis in its Preferred Securities. A Holder's holding period with respect to the Junior Subordinated Notes so received in liquidation of the Trust would include the period for which the Preferred Securities were held by such Holder.

INFORMATION REPORTING TO HOLDERS

  Income on the Preferred Securities will be reported to Holders on Form 1099, which form should be mailed to Holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

  A Holder may be subject to "backup withholding" under certain circumstances. Backup withholding applies to a Holder if the Holder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the payor responsible for backup withholding (for example, the Holder's securities broker), (ii) furnishes such payor an incorrect TIN,
(iii) fails to provide such payor with a certified statement, signed under penalties of perjury, that the TIN provided to the payor is correct and that the Holder is not subject to backup withholding, or (iv) fails to report properly interest and dividends on his tax return. Backup withholding, however, does not apply to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. The backup withholding rate is 31% of "reportable payments," which generally will include distributions of interest and principal payments on the Junior Subordinated Notes.

POSSIBLE TAX LAW CHANGES

  On February 6, 1997, the revenue portion of President Clinton's fiscal 1998 budget proposal was released. The Proposal would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer. If the Proposal were to apply to the Junior Subordinated Notes, Southern would be unable to deduct interest on the Junior Subordinated Notes. As currently drafted, however, the Proposal would be effective generally for instruments issued on or after the date of first Congressional committee action and, as such, is not expected to apply to the Junior Subordinated Notes. Southern believes that, under current law, it will be able to deduct interest on the Junior Subordinated Notes. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of Southern to deduct interest on the Junior Subordinated Notes. Such a change could give rise to a Tax Event, which would permit Capital to cause a redemption of the Preferred Securities, as described more fully under "Description of the Preferred Securities -- Special Event Redemption or Distribution."

  THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE TO A HOLDER, DEPENDING UPON A HOLDER'S PARTICULAR SITUATION, AND THEREFORE EACH HOLDER SHOULD CONSULT HIS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAW.

                                 UNDERWRITING


  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to the Underwriters named below, and the Underwriters, for whom Goldman, Sachs & Co., Lehman Brothers Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated, The Robinson-Humphrey Company, Inc. and Smith Barney Inc. are acting as representatives (the "Representatives"), have severally agreed to purchase the number of Preferred Securities set forth opposite their respective names below. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Preferred Securities offered hereby if any of the Preferred Securities are purchased.



                                                                      NUMBER OF
                                                                      PREFERRED
       NAME                                                           SECURITIES
       ----                                                           ----------
   Goldman, Sachs & Co. .............................................
   Lehman Brothers Inc. .............................................
   J.P. Morgan Securities Inc........................................
   Morgan Stanley & Co. Incorporated.................................
   PaineWebber Incorporated..........................................
   Prudential Securities Incorporated................................
   The Robinson-Humphrey Company, Inc................................
   Smith Barney Inc..................................................
                                                                      ---------
       Total......................................................... 8,000,000
                                                                      =========

  The Underwriters have advised Southern, Capital and the Trust that they propose to offer the Preferred Securities in part directly to the public at the initial public offering price, as set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession not in excess of $. per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $. per Preferred Security to certain other dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.


  The Preferred Securities are expected to be approved for listing on the NYSE, subject to official notice of issuance. Trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Representatives have advised Southern, Capital and the Trust that they intend to make a market in the Preferred Securities prior to the commencement of trading on the NYSE. The Representatives will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

  Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.


  In connection with the offering, the Underwriters may purchase and sell the Preferred Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Preferred Securities; and syndicate short positions involve the sale by the Underwriters of a greater number of Preferred Securities than they are required to purchase from the Trust in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if such Preferred Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Preferred Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

  Southern, Capital and the Trust have agreed, during the period of 15 days from the date of the Underwriting Agreement, not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or the Junior Subordinated Notes or any debt securities substantially similar to the Junior Subordinated Notes or equity securities substantially similar to the Preferred Securities (except for the Junior Subordinated Notes and the Preferred Securities issued pursuant to the Underwriting Agreement), without the prior written consent of the Representatives.


  Southern, Capital and the Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the 1933 Act.

  Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, Southern and its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of Capital and the Trust by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to Capital and the Trust. The validity of the Junior Subordinated Notes, the Preferred Securities Guarantee and the Notes Guarantee and certain matters relating thereto will be passed upon on behalf of Southern and Capital by Troutman Sanders LLP, Atlanta, Georgia. Troutman Sanders LLP will also pass upon certain matters relating to United States federal income tax considerations. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine, New York, New York.

                                    EXPERTS

  The consolidated financial statements and schedule of Southern included in Southern's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                    GLOSSARY

1933 Act.................  The Securities Act of 1933, as amended.

1934 Act.................  The Securities Exchange Act of 1934, as amended.

1939 Act.................  The Trust Indenture Act of 1939, as amended.

1940 Act.................  The Investment Company Act of 1940, as amended.

Additional Interest......  Amounts payable by Capital as defined under
                           "Description of the Junior Subordinated Notes-- Additional Interest."

Administrative             Wayne Boston and Richard A. Childs.
 Trustees................

Agreement as to Expenses
 and Liabilities.........
                           The agreement between Southern and the Trust pursuant to which Southern has agreed to pay all indebtedness, expenses or liabilities of the Trust, other than the Trust's obligations to pay to the holders of the Preferred Securities the amounts due such holders pursuant to the terms thereof.

Capital..................  Southern Company Capital Funding, Inc.

Code.....................  The Internal Revenue Code of 1986, as amended.

Common Securities........  The Trust Securities being sold to Capital.

Delaware Trustee.........  Bankers Trust (Delaware).

DTC......................  The Depository Trust Company, a "clearing corporation" that initially will hold (through its agents) a global certificate evidencing the Preferred Securities.

Distribution Dates.......  March 31, June 30, September 30 and December 31 of
                           each year.

Extension Period.........  Any period during which interest is not paid on the
                           Junior Subordinated Notes (and, consequently, on the Preferred Securities) at the election of Capital to the extent permitted under the terms of the Junior Subordinated Notes.

Guarantee Payments.......  Payments required to be made pursuant to the
                           Preferred Securities Guarantee as described in "Description of the Preferred Securities Guarantee--General."

Guarantee Trustee........  The trustee under the Preferred Securities
                           Guarantee; initially, Bankers Trust Company.

Indenture Trustee........  The trustee under the Subordinated Note Indenture;
                           initially, Bankers Trust Company.

Issue Date...............  The date set forth on the cover page on which the
                           Junior Subordinated Notes and Preferred Securities are scheduled to be issued.

Investment Company Act
 Event...................
                           An event of the type described in "Description of the Preferred Securities--Special Event Redemption or Distribution."

Junior Subordinated
 Notes...................
                           The Series C  % junior subordinated deferrable
                           interest notes of Capital due     , 2037.

Notes Guarantee..........
                           The guarantee by Southern of the payments by Capital on the Junior Subordinated Notes.

NYSE.....................  New York Stock Exchange.

Preferred Securities.....  The Trust Securities being offered to investors pursuant to this Prospectus.

Preferred Securities
 Guarantee...............
                           The guarantee by Southern of the payments by the Trust on the Preferred Securities from time to time.

Property Trustee.........  A trustee under the Trust designated to hold the trust property; initially Bankers Trust Company.

Record Date..............  The close of business on the 15th calendar day prior to a Distribution Date.

Redemption Price.........  The stated liquidation amount of $25 per Preferred
                           Security, plus accrued and unpaid distributions thereon (and interest thereon) to the date of payment.

Securities Rate..........  The per annum interest rate expressed as a percentage of the stated liquidation amount of $25 per Preferred Security, and set forth on the cover page of this Prospectus.

Securities Trustees......  The Property Trustee, Administrative Trustees and
                           Delaware Trustee.

Senior Indebtedness......  Indebtedness described under "Description of the
                           Junior Subordinated Notes--Subordination."

Southern.................  The Southern Company.

Special Event............  A Tax Event or Investment Company Act Event.

Subordinated Note          The indenture pursuant to which Capital's Junior
 Indenture...............  Subordinated Notes will be issued.

Subordinated Note
 Indenture Event of
 Default.................  As described under "Description of the Junior
                           Subordinated Notes--Events of Default."

Tax Event................  An event of the type described in "Description of the Preferred Securities--Special Event Redemption or Distribution."

Trust....................  Southern Company Capital Trust III, a Delaware
                           business trust that will issue the Trust
                           Securities.

Trust Agreement..........  The agreement pursuant to which the Trust is organized as it may be amended and restated from time to time.

Trust Agreement Event of
 Default.................
                           As described under "Description of the Preferred Securities--Events of Default."

Trust Securities.........  The Preferred Securities and the Common Securities.

                      [This Page Intentionally Left Blank]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SOUTHERN, CAPITAL, THE TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SOUTHERN, CAPITAL, OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UN-LAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                  -----------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   4
Incorporation of Certain Documents by Reference...........................   4
Summary...................................................................   5
Risk Factors..............................................................  12
The Southern Company......................................................  14
Southern Company Capital Funding, Inc. ...................................  15
Southern Company Capital Trust III........................................  15
Accounting Treatment......................................................  16
Use of Proceeds...........................................................  16
Recent Results of Operations..............................................  16
Description of the Preferred Securities...................................  16
Description of the Junior Subordinated Notes..............................  27
Description of the Preferred Securities Guarantee.........................  34
Description of the Notes Guarantee........................................  36
Relationship Among the Preferred Securities, the Subordinated Notes, the
 Preferred Securities Guarantee and the Notes Guarantee...................  36
Certain Federal Income Tax Considerations.................................  38
Underwriting..............................................................  41
Legal Matters.............................................................  42
Experts...................................................................  42

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         8,000,000 PREFERRED SECURITIES

                                SOUTHERN COMPANY
                               CAPITAL TRUST III


                % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES
                                   (QUIPSSM)

                          (LIQUIDATION AMOUNT $25 PER
                              PREFERRED SECURITY)

                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                    [LOGO OF SOUTHERN COMPANY APPEARS HERE]

                                  -----------

                                   PROSPECTUS

                                  -----------


                              GOLDMAN, SACHS & CO.


                                LEHMAN BROTHERS

                               J.P. MORGAN & CO.

                           MORGAN STANLEY DEAN WITTER

                            PAINEWEBBER INCORPORATED

                       PRUDENTIAL SECURITIES INCORPORATED

                      THE ROBINSON-HUMPHREY COMPANY, INC.

                               SMITH BARNEY INC.

                      REPRESENTATIVES OF THE UNDERWRITERS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Securities and Exchange Commission Fee.................................$ 60,607
Fees and Expense of Trustees...........................................  16,000
Printing Expenses......................................................  75,000
Counsel Fees...........................................................  45,000
Rating Agency Fees..................................................... 107,000
Listing Fees...........................................................  58,300
Accountant's Fees......................................................  30,000
Miscellaneous..........................................................  28,093
                                                                        -------
Total..................................................................$420,000
                                                                        =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of Title of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys" fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  The By-Laws of Southern provide in substance that no present or future director or officer of Southern shall be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by order issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating Southern or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendment to any thereof. In the event that such provisions are found by a court not to constitute a valid defense, each such director and officer shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in such By-Laws described.

  The By-Laws of Southern further provide as follows:

    "Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

    Expenses (including attorneys' fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation."

  Southern has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

  Paragraph 10 of the Certificate of Incorporation of Capital provides as follows:

    No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director received an improper personal benefit.

  Article VII of the By-laws of Capital provides in pertinent part:

    Section 1. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    Section 2. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1. and 2., or in defense of any claim, issue or matter therein, such individual shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

    Section 4. Any indemnification under Sections 1. and 2. (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1. and 2. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    Section 5. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that such individual is entitled to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    Section 6. The indemnification provided by this Article VII shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such individual's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify against such liability under the provisions of this section.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT                               DESCRIPTION

   1.1   Form of Underwriting Agreement*
   4.1   Form of Subordinated Note Indenture of The Southern Company and
         Southern Company Capital Funding, Inc. relating to the Junior
         Subordinated Notes**
   4.2   Form of First Supplemental Indenture to Subordinated Note Indenture of
         Southern Company Capital Funding, Inc. and The Southern Company relating to the Junior Subordinated Notes**
   4.3   Form of Certificate of Junior Subordinated Notes (included as Exhibit
         A to Exhibit 4.2)**
   4.4   Certificate of Trust of Southern Company Capital Trust III**
   4.5   Trust Agreement of Southern Company Capital Trust III**
   4.6   Form of Amended and Restated Trust Agreement of Southern Company
         Capital Trust III**
   4.7   Form of Preferred Security Certificate for Southern Company Capital
         Trust III (included as Exhibit E to Exhibit 4.6)**
   4.8 Form of Preferred Securities Guarantee of The Southern Company relating to the Preferred Securities**
   4.9   Form of Agreement as to Expenses and Liabilities (included as Exhibit
         D to Exhibit 4.6)**
   5.1   Opinion of Troutman Sanders LLP to The Southern Company and Southern
         Company Capital Funding, Inc. as to legality of the Preferred
         Securities Guarantee and the Notes Guarantee to be issued by The
         Southern Company and legality of the Junior Subordinated Notes to be issued by Southern Company Capital Funding, Inc.
   5.2 Opinion of Richards, Layton & Finger, special Delaware counsel, as to legality of the Preferred Securities to be issued by Southern Company
         Capital Trust III
   8.1   Opinion of Troutman Sanders LLP, special tax counsel, as to certain
         United States federal income tax matters
  12.1   Computation of ratio of earnings to fixed charges**
  12.2 Computation of ratio of earnings to fixed charges plus preferred dividend requirements**
  21.1 List of Subsidiaries of The Southern Company (Designated in Form 10-K for the year ended December 31, 1996, File No. 1-3536, as Exhibit 21.)
  23.1   Consent of Arthur Andersen LLP**
  23.2   Consent of Troutman Sanders LLP (included in Exhibit 5.1)
  23.3   Consent of Richards, Layton & Finger (included in Exhibit 5.2)
  23.4   Consent of Troutman Sanders LLP (included in Exhibit 8.1)
  24.1   Power of Attorney of certain officers and directors of The Southern
         Company**
  24.2   Resolution of The Southern Company re: Power of Attorney**
  25.1   Form T-1 Statement of Eligibility of Bankers Trust Company**

--------
* To be subsequently filed or incorporated by reference.
**Previously filed


ITEM 17. UNDERTAKINGS

  Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, THE SOUTHERN COMPANY, A DELAWARE CORPORATION, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 5TH DAY OF JUNE, 1997.


                                          The Southern Company

                                                      A. W. DAHLBERG
                                          By: _________________________________
                                               CHAIRMAN, PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER


                                          By:  /s/Wayne Boston
                                                       WAYNE BOSTON
                                                     ATTORNEY-IN-FACT


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS
AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING DIRECTORS AND OFFICERS OF THE SOUTHERN COMPANY IN THE CAPACITIES AND ON THE DATE
INDICATED:


              SIGNATURE                        TITLE                 DATE

           A. W. Dahlberg              Chairman of the Board,
                                        President, Chief
                                        Executive Officer and
                                        Director (Principal
                                        Executive Officer)

           W. L. Westbrook             Financial Vice
                                        President, Chief
                                        Financial Officer and
                                        Treasurer (Principal
                                        Financial and
                                        Accounting Officer)

            John C. Adams

            A. D. Correll

          Paul J. DeNicola

            Jack Edwards

          H. Allen Franklin

           Bruce S. Gordon

          L. G. Hardman III            Directors

           Elmer B. Harris

       William A. Parker, Jr.

       William J. Rushton, Jr.

          Gloria M. Shatto

          Gerald J. St. Pe

          Herbert Stockham

              SIGNATURE                TITLE                         DATE
  /S/Wayne Boston
-------------------------------------                            June 5, 1997
            WAYNE BOSTON
          Attorney-in-Fact


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, SOUTHERN COMPANY CAPITAL FUNDING, INC., A DELAWARE CORPORATION, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 5TH DAY OF JUNE, 1997.


                                          Southern Company Capital Funding,
                                           Inc.

                                          By: /s/W. L. Westbrook
                                                      W.L. WESTBROOK
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING DIRECTOR AND OFFICERS OF SOUTHERN COMPANY CAPITAL FUNDING, INC. IN THE CAPACITIES AND ON THE DATE INDICATED.


              SIGNATURE                         TITLE                   DATE





By: /s/W.L. Westbrook                     President, Chief           June 5,
           W.L. WESTBROOK                 Executive Officer and      1997
                                          Director (Principal
                                          Executive Officer)




                                          Vice President and Chief   June 5,
By: /s/C.O. Rawlins                        Financial Officer          1997
              C.O. RAWLINS                (Principal Financial and
                                          Accounting Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SOUTHERN COMPANY CAPITAL TRUST III CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 5TH DAY OF JUNE, 1997.


                                          Southern Company Capital Trust III
                                          By: Southern Company Capital Funding,
                                              Inc., Depositor


                                          By: /s/Wayne Boston
                                                       WAYNE BOSTON
                                                    ASSISTANT SECRETARY

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